Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER FINALIZES LEASE EXTENSION AND EXPANSION
WITH MORGAN STANLEY AT THAMES STREET WHARF IN HARBOR POINT

VIRGINIA BEACH, VA, November 7, 2022 — Armada Hoffler (NYSE: AHH) announced that it has finalized a lease extension and expansion with Morgan Stanley at the Company’s Thames Street Wharf office building in Baltimore’s Harbor Point neighborhood. The global financial services leader leased an additional 46,000 square feet at the building.

With its initial 196,000-square-foot lease at Thames Street Wharf, Morgan Stanley will now have a total presence of 242,000 square feet in Thames Street Wharf at Harbor Point into 2035.

Harbor Point is home to a compelling roster of corporate office tenants. Morgan Stanley is joined by T. Rowe Price, Constellation Energy Group, Transamerica, Ernst & Young, and RBC Wealth. In July 2022, Armada Hoffler executed a 60,000-square-foot lease with investment management firm Franklin Templeton at Wills Wharf.

Thames Street Wharf is currently 100% occupied.

“Morgan Stanley’s extension and expansion continues to validate our strong belief that Harbor Point is the top destination for class A companies in the region,” said Louis Haddad, President and CEO of Armada Hoffler. “The community’s trophy office buildings, complemented by what will ultimately be nearly 1,000 luxury apartments and some specialty retail, all surrounding a 5-acre waterfront park, make Harbor Point the premier destination for the top demographic in each of its asset classes.”

Positioned at the gateway to Baltimore’s Inner Harbor with unparalleled waterfront views, Thames Street Wharf is located within walking distance to all amenities and open spaces that Harbor Point has to offer. Longtime partners Armada Hoffler and Beatty Development Group have established Harbor Point as Baltimore’s largest downtown waterfront development site with capacity for up to 3 million square feet of mixed-use space on 27 acres.

In addition to Thames Street Wharf, Armada Hoffler’s Harbor Point assets include both Constellation Energy and Wills Wharf office buildings, as well as 1405 Point and 1305 Dock Street apartments and retail. The Company is also in partnership with Beatty Development Group to build mixed-use developments, Allied | Harbor Point, and T. Rowe Price’s new global headquarters in Harbor Point.

To learn more about Harbor Point visit www.harborpoint.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include comments relating to, among other things, future developments in Harbor Point. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents filed by the Company with the Securities and Exchange Commission.

About Armada Hoffler

Armada Hoffler Properties, Inc. (NYSE: AHH) is a vertically-integrated, self-managed real estate investment trust with over four decades of experience developing, building, acquiring and managing high-quality office, retail and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. The Company also provides general construction and development services to third-party clients, in addition to developing and building properties to be placed in their stabilized portfolio. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com.

Media Inquiries:
Chelsea D. Forrest
Armada Hoffler
Director of Corporate Communications and Investor Relations
Email: CForrest@ArmadaHoffler.com
Phone: (757) 612-4248